Exhibit 99.1
Samsara Reports Third Quarter Fiscal 2023 Financial Results
•Q3 revenue of $169.8 million, representing 49% year-over-year growth
•Ending ARR of $723.7 million, representing 47% year-over-year growth
•1,113 customers with ARR over $100,000, up 56% year-over-year
SAN FRANCISCO, December 1, 2022 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations Cloud, reported financial results for the third quarter ended October 29, 2022, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“We delivered another quarter of durable and efficient growth at scale, including ending ARR of $724 million, growing 47% year-over-year,” said Sanjit Biswas, co-founder and CEO of Samsara. “We partner with customers that power the global economy and span a number of diverse industries. Amid macroeconomic uncertainties, our customers remain focused on delivering profitability. They are focused on asset efficiency, worker availability, and maintaining safe and compliant operations. We are proud to deliver value to our customers in all of these areas by digitizing their physical operations with Samsara’s Connected Operations Cloud.”
Third Quarter Fiscal 2023 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q3 FY2023	Q3 FY2022	Y/Y Change
Annual Recurring Revenue (ARR)	$723.7	$492.8	47%
Total revenue	$169.8	$113.8	49%
GAAP gross profit	$122.5	$82.0	$40.5
GAAP gross margin	72%	72%	—	pt
Non-GAAP gross profit	$125.2	$82.0	$43.2
Non-GAAP gross margin	74%	72%	2	pts
GAAP operating loss	$(63.5)	$(32.3)	$(31.2)
GAAP operating margin	(37%)	(28%)	(9	pts)
Non-GAAP operating loss	$(16.6)	$(29.5)	$12.9
Non-GAAP operating margin	(10%)	(26%)	16	pts
GAAP net loss per share	$(0.11)	$(0.13)	$0.02
Non-GAAP net loss per share	$(0.02)	$(0.12)	$0.10
Net cash used in operating activities	$(12.9)	$(41.3)	$28.4
Adjusted free cash flow	$(14.9)	$(43.0)	$28.1
Adjusted free cash flow margin	(9%)	(38%)	29	pts
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the fourth quarter and fiscal year 2023, Samsara expects the following:

	Q4 FY2023 Outlook	FY 2023 Outlook
Total revenue	$170 million – $172 million	$636 million – $638 million
Year/Year growth	35% – 37%	48% – 49%
Non-GAAP operating margin	(16%)	(14%)
Non-GAAP net loss per share	($0.05) – ($0.06)	($0.16) – ($0.17)
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations Cloud, which allows businesses that depend on physical operations to harness IoT (Internet of Things) data to develop actionable business insights and improve their operations. Samsara operates in North America and Europe and serves tens of thousands of customers across a wide range of industries including transportation, wholesale and retail trade, construction, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, and food and beverage. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategy, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as non-GAAP gross margin, non-GAAP operating margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the ongoing COVID-19 pandemic, the Russia-Ukraine conflict, geopolitical tensions involving China, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Financial Measures—Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which is a cash expense, is excluded because such taxes are tied to the timing and size of the vesting of the underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Lease modification, impairment, and related charges are excluded because such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit plus stock-based compensation expense-related charges, including employer taxes on employee equity transactions, included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin—We define non-GAAP loss from operations, or non-GAAP operating loss, as loss from operations excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. Non-GAAP operating margin is defined as non-GAAP operating loss as a percentage of total revenue. We use non-GAAP loss from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP loss from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share—We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net loss and non-GAAP net loss per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as net cash used in operating activities less cash used for purchases of property and equipment, plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, net of tenant allowances. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	October 29, 2022	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$447,040	$921,218
Short-term investments	291,815	—
Accounts receivable, net	90,796	81,987
Inventories	44,501	33,067
Connected device costs, current	72,685	52,519
Prepaid expenses and other current assets	16,196	11,376
Total current assets	963,033	1,100,167
Restricted cash	23,096	23,092
Long-term investments	63,688	—
Property and equipment, net	57,358	36,772
Operating lease right-of-use assets	118,511	134,427
Connected device costs, non-current	180,120	141,292
Deferred commissions	128,212	117,757
Other assets, non-current	15,964	14,422
Total assets	$1,549,982	$1,567,929
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,366	$54,705
Accrued expenses and other current liabilities	34,848	31,835
Accrued compensation and benefits	22,511	27,107
Deferred revenue, current	255,420	203,185
Operating lease liabilities, current	21,701	21,447
Total current liabilities	377,846	338,279
Deferred revenue, non-current	118,823	110,501
Operating lease liabilities, non-current	106,182	123,513
Other liabilities, non-current	7,378	6,689
Total liabilities	610,229	578,982
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	7	6
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,055,481	1,909,964
Accumulated other comprehensive loss	(984)	(96)
Accumulated deficit	(1,114,774)	(920,950)
Total stockholders’ equity	939,753	988,947
Total liabilities and stockholders’ equity	$1,549,982	$1,567,929

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Revenue	$169,800	$113,819	$465,968	$302,593
Cost of revenue	47,253	31,781	131,128	85,778
Gross profit	122,547	82,038	334,840	216,815
Operating expenses
Research and development	49,970	29,687	132,802	78,668
Sales and marketing	94,056	58,704	273,347	166,569
General and administrative	41,997	24,399	127,098	72,157
Lease modification, impairment, and related charges	—	1,532	1,056	1,532
Total operating expenses	186,023	114,322	534,303	318,926
Loss from operations	(63,476)	(32,284)	(199,463)	(102,111)
Interest income and other income (expense), net	5,613	(143)	7,094	241
Loss before provision for income taxes	(57,863)	(32,427)	(192,369)	(101,870)
Provision for income taxes	692	19	1,455	387
Net loss	$(58,555)	$(32,446)	$(193,824)	$(102,257)
Other comprehensive income (loss), net of taxes:
Change in foreign currency translation adjustment	315	46	416	46
Change in unrealized gains (losses) on investments	(1,304)	—	(1,304)	—
Other comprehensive income (loss)	(989)	46	(888)	46
Comprehensive loss	$(59,544)	$(32,400)	$(194,712)	$(102,211)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.38)	$(0.42)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	516,551,258	246,811,235	511,867,718	246,174,612

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Operating activities
Net loss	$(58,555)	$(32,446)	$(193,824)	$(102,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,345	2,910	8,350	8,217
Stock-based compensation expense	45,538	1,221	133,490	3,988
Lease modification, impairment, and related charges	—	1,532	1,056	1,532
Other non-cash charges	454	(761)	3,336	5,428
Changes in operating assets and liabilities:
Accounts receivable, net	(14,934)	(7,663)	(13,297)	(23,685)
Inventories	(5,446)	(418)	(11,434)	(8,635)
Prepaid expenses and other current assets	(2,388)	(2,159)	(5,300)	(1,819)
Connected device costs	(22,279)	(20,378)	(58,993)	(62,433)
Deferred commissions	(4,122)	(5,919)	(10,455)	(14,770)
Other assets, non-current	(1,590)	(570)	(1,520)	(939)
Accounts payable and other liabilities	27,820	11,333	(9,398)	35,468
Deferred revenue	19,673	12,178	60,557	36,825
Operating lease liabilities, net	(404)	(122)	(1,216)	(96)
Net cash used in operating activities	(12,888)	(41,262)	(98,648)	(123,176)
Investing activities
Purchase of property and equipment	(10,307)	(3,684)	(27,237)	(9,953)
Purchases of investments	(355,730)	—	(355,730)	—
Investing other	432	(100)	432	(582)
Net cash used in investing activities	(365,605)	(3,784)	(382,535)	(10,535)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	164	232	10,868	965
Proceeds from early exercise of stock options	—	20	—	152
Repurchase of restricted common stock	—	(4)	—	(5)
Payment of offering costs	(324)	(472)	(2,532)	(2,160)
Payment of principal on finance leases	(369)	(156)	(856)	(336)
Net cash provided by (used in) financing activities	(529)	(380)	7,480	(1,384)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(75)	46	(471)	46
Net decrease in cash, cash equivalents, and restricted cash	(379,097)	(45,380)	(474,174)	(135,049)
Cash, cash equivalents, and restricted cash, beginning of period	849,233	344,640	944,310	434,309
Cash, cash equivalents, and restricted cash, end of period	$470,136	$299,260	$470,136	$299,260

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Gross profit and gross margin reconciliation
GAAP gross profit	$122,547	$82,038	$334,840	$216,815
Add:
Stock-based compensation expense-related charges (1)	2,685	9	7,043	10
Non-GAAP gross profit	$125,232	$82,047	$341,883	$216,825
GAAP gross margin	72%	72%	72%	72%
Non-GAAP gross margin	74%	72%	73%	72%

Operating loss and operating margin reconciliation
GAAP loss from operations	$(63,476)	$(32,284)	$(199,463)	$(102,111)
Add:
Stock-based compensation expense-related charges (1)	46,869	1,221	136,093	3,988
Lease modification, impairment, and related charges	—	1,532	1,056	1,532
Non-GAAP loss from operations	$(16,607)	$(29,531)	$(62,314)	$(96,591)
GAAP operating margin	(37)%	(28)%	(43)%	(34)%
Non-GAAP operating margin	(10)%	(26)%	(13)%	(32)%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Cost of revenue	$2,685	$9	$7,043	$10
Research and development	18,420	219	46,287	550
Sales and marketing	12,701	84	41,759	381
General and administrative	13,063	909	41,004	3,047
Total stock-based compensation expense-related charges (2)	$46,869	$1,221	$136,093	$3,988
__________
(2)Stock-based compensation expense-related charges included approximately $1.3 million and $2.6 million of employer taxes on employee equity transactions for the three and nine months ended October 29, 2022.

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
GAAP net loss	$(58,555)	$(32,446)	$(193,824)	$(102,257)
Add:
Stock-based compensation expense-related charges, net of applicable taxes	46,869	1,221	136,093	3,988
Lease modification, impairment, and related charges, net of applicable taxes	—	1,532	1,056	1,532
Non-GAAP net loss	$(11,686)	$(29,693)	$(56,675)	$(96,737)

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.38)	$(0.42)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.09	0.01	0.27	0.03
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.12)	$(0.11)	$(0.39)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net cash used in operating activities	$(12,888)	$(41,262)	$(98,648)	$(123,176)
Purchase of property and equipment	(10,307)	(3,684)	(27,237)	(9,953)
Purchase of property and equipment for build-out of corporate office facilities	8,309	1,901	21,874	3,606
Adjusted free cash flow	$(14,886)	$(43,045)	$(104,011)	$(129,523)
Adjusted free cash flow margin	(9)%	(38)%	(22)%	(43)%